                                                                       Exhibit 7
                                                                       ---------

                            FORM OF PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of December 16,1994 (this "Agreement"), is made by ______________, a ______________________ (the "Borrower"), acting through ________, its ________________, to CITIBANK N.A., a national banking association (the "Bank").

                             PRELIMINARY STATEMENTS

         A. The Borrower and the Bank have entered into a Credit Agreement, dated as of December 16, 1994 (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"). Capitalized terms that are used in this Agreement but are not otherwise defined in this Agreement shall have the respective meanings assigned to those terms in the Credit Agreement.

         B. The Borrower is the owner of the shares of stock described in
Schedule I and issued by the corporations named therein.

         C. It is a condition precedent to the making of Advances by the Bank under the Credit Agreement that the Borrower shall have made the pledge and assignment contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make Advances under the Credit Agreement, the Borrower hereby agrees as follows:

         SECTION 1. Pledge. The Borrower hereby pledges and assigns to the Bank,
                    ------
and hereby grants to the Bank a security interest in, the following property (the "Pledged Collateral") and all of the Borrower's right, title and interest in, to and under the Pledged Collateral:

                  (a) the shares described in Schedule I and the certificates representing such shares (as hereinafter described in this paragraph
         (a), the "Pledged Shares"), and all dividends (including, but not limited to, stock dividends), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares for any reason, including, but not limited to, any change in the number or kind of outstanding shares of any securities of any issuer of any of such shares, or any successor to any such issuer, by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or other similar corporate event; provided, however, that in no event
                                        --------  -------
         shall such shares include shares that when aggregated with any and all shares pledged in the aggregate by the other members of the Family Group (hereinafter defined) to the Bank represent ten percent (10%) or more of the outstanding shares of any issuer; and

                  (b) any and all cash collateral accounts and custody or safekeeping accounts now or hereafter established with the Bank in the name of the Borrower or the Bank but under the sole control and dominion of the Bank (individually, a "Collateral Account" and collectively, the "Collateral Accounts"), all funds and other property at any time delivered or transferred or credited to, or deposited or held in, any one or more of the Collateral Accounts and all certificates and instruments, if any, from time to time representing or evidencing any one or more of the Collateral Accounts; and

                  (c) all proceeds of any and all of the foregoing Pledged Collateral (including, but not limited to, proceeds that constitute property of the types described above in this Section 1).

For purposes of this Section 1, "Family Group" means Brush Creek, Ltd., a Texas limited partnership, Tallulah, Ltd., a Texas limited partnership, Evan Wyly, the Laurie L. Wyly Trust, the Lisa Lynn Wyly Trust, the Kelly Wyly Elliott Trust, the Andrew David Sparrow Wyly Trust, the Christiana Parker Wyly Trust, the Martha Caroline Wyly Trust, the Charles Joseph Wyly, III Trust, the Jennifer Lynn Wyly Trust and the Emily Ann Wyly Trust.

         SECTION 2. Security for Obligations. This Agreement secures the payment
                    ------------------------
of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Note, any Hedging Agreement and this Agreement, whether for principal, interest, fees, expenses or otherwise (all such obligations of the Borrower being collectively the ("Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower to the Bank under the Credit Agreement and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         SECTION 3. Delivery of Pledged Collateral. All certificates or
                    ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. The Bank shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Bank or any of its nominees (including, but not limited to, any clearing corporation or custodian bank (as those terms are defined in the Uniform Commercial Code in effect in the State of New York) and any nominee of any such clearing corporation or custodian bank) any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a); provided
--------
that the Bank shall not have the right at any time that the Pledged Shares are beneficially owned by the Borrower, to loan any of the Pledged Shares to any Person to cover a short position or for any other purpose or to create any security interest in any of the Pledged Shares. In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing any Of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 4. Representations and Warranties. The Pledgor
                             ------------------------------
         represents and warrants as follows:

                      (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable and the Pledged Shares are "restricted securities" within the meaning of Rule 144 (hereinafter defined).

                  (b) The Borrower is the sole legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge, encumbrance or restriction (including, but not limited to, any restriction (contractual or otherwise) on the transferability of the Pledged Shares) except for the security interest created by this Agreement and except for restrictions imposed by Rule 144 ("Rule 144") under the Securities Act of 1933, as from time to time amended (the "Securities Act"), upon the transferability of the Pledged Shares by the Borrower but not upon the transferability of the Pledged Shares by the Bank.

                  (c) The Pledge and assignment of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

                  (d) No consent of any other person or entity and no authorization, approval, consent or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for (i) the pledge and assignment by the Borrower of the Pledged Collateral pursuant to this Agreement, (ii) the execution, delivery or performance of this Agreement by the Borrower,
         (iii) the creation, perfection or maintenance of the security interest created hereby (including, but not limited to, the first priority nature of such security interest) or (iv) the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

                  (e) The Pledged Shares of each respective issuer thereof indicated on Schedule I do not constitute ten percent or more of the issued and outstanding shares of stock of such issuer.

                  (f) The Borrower acquired the Pledged Shares on the respective dates, in the respective manners and for the respective payments or other considerations indicated on Schedule I. As calculated under paragraph (d) of Rule 144, a minimum of three years has elapsed or is deemed to have elapsed since the later of (i) the date of the acquisition by the Borrower of the Pledged Shares from the respective issuers thereof indicated on Schedule I or from any "affiliate" (such term being used in this Section 4(f) as that term is defined in paragraph (a)(1) of Rule 144) of any of such issuers and (ii) the date of payment by the Borrower of the full purchase price or other consideration paid or given to acquire the Pledged Shares from the respective issuers thereof indicated on Schedule I or from any affiliate of any of such issuers.

                  (g) If so indicated on Schedule I with respect to any issuer of the Pledged Shares, the Borrower is a director on the board of directors of such issuer, and the Borrower's term as such a director expires on the date indicated on Schedule I with respect to such issuer.

                  (h) If so indicated on Schedule I with respect to any issuer of the Pledged Shares, the Borrower beneficially owns shares of securities of such issuer that in the aggregate exceed ten percent of the issued and outstanding securities of such issuer.

                  (i) As indicated on Schedule I with respect to any issuer of the Pledged Shares, the Pledged Shares issued by such issuer either are listed or admitted to trading on the national securities exchange, if any, indicated for such issuer on Schedule I or are quoted on the Nasdaq National Market as indicated for such issuer on Schedule I.

                  (j) No order of the Securities and Exchange Commission and no provision of any federal or state securities laws or state "Blue Sky" laws is or will be violated or contravened by any of (i) the making of any Advance to the Borrower, (ii) the application of the proceeds of any Advance, (iii) the repayment by the Borrower of all or any portion of any Advance, (iv) the payment by the Borrower of any interest on any Advance, (v) the pledge and assignment by the Borrower of the Pledged Collateral pursuant to this Agreement, (vi) the execution, delivery or performance of this Agreement by the Borrower or (vii) the creation, perfection or maintenance of the security interest created hereby.

                  (k) The Borrower's federal tax identification is __- ________.

                  (l) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                  (m) The Borrower, independently and without reliance upon the Bank and based on such documents and information as the Borrower has deemed appropriate, has made the Borrower's own credit analysis and decision to enter into this Agreement.

                  SECTION 5. Further Assurances. The Borrower agrees that at any
                             ------------------
         time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

         SECTION 6. Collateral Accounts. Without limiting the generality of
                    -------------------
Section 5, the Borrower, promptly upon request by the Bank, shall establish with the Bank one or more Collateral Accounts and shall maintain each such Collateral Account with the Bank so long as the Note shall remain unpaid in whole or in part or the Bank shall have any Commitment under the Credit Agreement. It shall be a term and condition of each Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Collateral Account and except as otherwise provided by the provisions of this Section and
Section 12, that no amount (including, but not limited to, interest on any Collateral Account that is an interest-bearing account) shall be paid or released from such Collateral Account to or for the account of, or withdrawn from such Collateral Account by or for the account of, the Borrower or any other person or entity. Each Collateral Account shall be subject to such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect. Any cash deposited from time to time in any one or more of the Collateral Accounts shall be held by the Bank as Pledged Collateral or as cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral and shall not constitute payment of any of the Obligations until applied by the Bank against the Obligations pursuant to Section 12. The Bank may release Collateral to the Borrower from time to time in the event the Bank determines in its sole discretion that after any such release of Collateral the Bank will be adequately secure; provided, however that any such release of Pledged Shares shall be to
        --------  -------
the transfer agent of the issuer of such Pledged Shares.

         SECTION 7. Voting Rights; Dividends; Etc.
                    -----------------------------

                  (a) So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                  (i) The Borrower shall be entitled to exercise or retrain from a exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement.

                  (ii) The Borrower shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral; provided
                                                                      --------
         that any and all

                       (A) dividends (including, but not limited to, stock
                  dividends) paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Pledged Collateral for any reason, including, but not limited to, any change in the number or kind of outstanding shares of any securities of any issuer of any of the Pledged Shares, or any successor to any such issuer, by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or other similar corporate event,

                       (B) dividends and other distributions paid or payable in
                  cash in respect of any of the Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                       (C) cash paid, payable or otherwise distributed in
                  respect of principal of, or in redemption of, or in exchange for, any of the Pledged Collateral, shall be, and shall be forthwith delivered to the Bank to hold as, Pledged Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Borrower, and be forthwith delivered to the Bank as Pledged Collateral in the same form as so received (with any necessary indorsement or assignment).

                  (iii) The Bank shall execute and deliver (or cause to be
            executed and delivered) to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights which the Borrower is entitled to exercise pursuant to Section 7(a)(i) and to receive the dividends which the Borrower is authorized to receive and retain pursuant to Section 7(a)(ii).

                  (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

                      (i) All rights of the Borrower (A) to exercise or retrain from exercising the voting and other consensual rights which the Borrower would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall, upon notice to the Borrower by the Bank, cease and (b) to receive the dividends which the Borrower would otherwise be authorized to receive and retain pursuant to Section 7(a) (ii) shall automatically cease, and all such rights shall thereupon become vested in the Bank which shall thereupon have the sole right to exercise or retrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

                      (ii) All dividends which are received by the Borrower
                  contrary to the provisions of Section 7(b)(i) shall be received in trust for the benefit of the Bank, shall be segregated from other property and funds of the Borrower and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any necessary indorsement).

         SECTION 8. Transfers and Other Liens. The Borrower will not (a) sell,
                    -------------------------
assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or permit to exist any lien, security interest, option, right of first refusal or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

         SECTION 9. Bank Appointed Attorney-in-Fact. The Borrower hereby
                    -------------------------------
appoints the Bank the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Borrower under Section
7), including, without limitation, to receive, indorse and collect all instruments made payable to the Borrower representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to file any reports or other filings required by Rule 144 with the Securities and Exchange Commission or any other governmental authority or regulatory body that may be substituted therefor or with any national securities exchange.

         SECTION 10. Bank May Perform.  If the Borrower fails to perform any
                     ----------------
agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Borrower under Section 13.

         SECTION 11. Bank's Duties. The powers conferred on the Bank hereunder
                     -------------
are solely to protect the Bank's interest in the Pledged Collateral and shall not impose any duty upon the Bank to exercise any such powers. Except for the safe custody of any Pledged Collateral in the Bank's possession and the accounting for moneys actually received by the Bank hereunder, the Bank shall have no duty as to any of the Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any of the Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any of the Pledged Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral in the Bank's possession if such Pledged Collateral is accorded treatment substantially equal to that which the Bank accords it own property.

         SECTION 12. Remedies upon Default.  If any Event of Default shall have
                     ---------------------
occurred and be continuing:

                  (a) The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Bank, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, at any broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable which may include block transactions and/or sales at prices which are below the current prices quoted on any open market. The Borrower agrees that, to the extent notice of sale shall be required by law, at least three days notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of any of the Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) The Bank also may, without notice to the Borrower except as required by law and at any time or from time to time, in addition to other rights and remedies provided for herein or otherwise available to the Bank, charge, set-off and otherwise apply all or any part of any Collateral Account against all or any part of the Obligations in such order as the Bank shall elect.

                  (c) Any cash held by the Bank as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Bank, be deposited into one or more of the Collateral Accounts or otherwise held by the Bank as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Bank pursuant to Section 13) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 13. Expenses. The Borrower will upon demand pay to the Bank the
                     --------
amount of any and all reasonable expenses, including, but not limited to, the reasonable fees and expenses of the Bank's counsel and of any experts and agents, which the Bank may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Bank hereunder or (d) the failure by the Borrower to perform or observe any of the provisions hereof.

         SECTION 14. Amendments, Etc. No amendment or waiver of any provision of
                     ---------------
this Agreement, and no consent to any departure by the Borrower from any provision of this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 15. Addresses for Notices. All notices and other communications
                     ---------------------
provided for hereunder shall be in writing (including, but not limited to, telephone facsimile communications) and sent via certified or registered mail, return receipt requested, via telephone facsimile, via personal delivery or via express courier or delivery service to the Borrower or the Bank, as the case may be, at the respective addresses or telephone facsimile numbers of the Borrower and the Bank specified in the Credit Agreement, or, as to either party, at such other address or telephone facsimile number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and other communications shall be deemed given
(a) when receipted for (or upon the date of attempted delivery when delivery is refused) if sent via certified or registered mail, return receipt requested, via personal delivery or via express courier or delivery service, and (b) when received if sent via telephone facsimile (confirmation of such receipt via telephone facsimile being deemed receipt).

         SECTION 16. Continuing Security Interest; Assignments under Credit
                     ------------------------------------------------------
Agreement. This Agreement shall create a continuing security interest in the
---------
Pledged Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the obligations and all other amounts payable under this Agreement and (ii) the expiration or termination of the Commitment, (b) be binding upon the Borrower and the heirs, executors, administrators, legal representatives, successors and assigns of the Borrower, and (c) inure to the benefit of, and be enforceable by, the Bank and the successors, transferees and assigns of the Bank. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, (a) the Bank, without any notice to or consent of the Borrower, may sell participations to one or more persons or entities in or to all or any portion of the Bank's rights nd obligations under the Credit Agreement (including, but not limited to, all or any portion of the Commitment, the Advances and the Note), and (b) the Bank, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, may assign, syndicate or otherwise transfer all or any portion of the Bank's rights and obligations under the Credit Agreement (including, but not limited to, all or any portion of the Commitment, the Advances and the Note) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise; provided that, any other provision of this Agreement to the contrary notwithstanding, the Bank may at any time create a security interest in all or any portion of the Bank's rights under the Credit Agreement (including, but not limited to, the Advances owing to the Bank and the Note held by the Bank) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Upon the later of the payment in full in cash of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment the security interest granted hereby shall terminate. Upon any such termination, the Bank will at the Borrower's expense, (i) return stock certificates evidencing ownership in Michaels and Sterling as shall not have been sold or otherwise applied pursuant to the terms hereof to the then acting transfer agent for Michaels or Sterling, as appropriate, with instructions that restrictive legends by reapplied to such certificates after which such certificates are to be returned to the Borrower or its designee by the transfer agent and (i) return to the Borrower all other the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

         SECTION 17. Sections and Schedules.  Unless stated otherwise in this
                     ----------------------
Agreement, references in this Agreement to Sections and Schedules are references to Sections of, and Schedules attached to, this Agreement. Each Schedule attached to this Agreement is by this reference incorporated in this Agreement.

         SECTION 18. Governing Law; Terms. This Agreement shall be governed by,
                     --------------------
and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

         IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Agreement as of the date first above written.

                                            -------------



                                            By: ____________________________

                                                ________,  as its   ________

                                                -------

                                   Schedule I
                                       to
                                Pledge Agreement
                                       by
                          _______________, as Borrower,
                                       to
                 Citibank, N.A., a national banking association

A.       Issuer:      Michaels Stores, Inc., a Delaware corporation
                      ("Michaels")

                      The Pledged Shares issued by Michaels are quoted on the over-the-counter (NASDAQ).

                      Borrower beneficially owns shares of securities of Michaels that in the aggregate exceed percent of the issued and outstanding securities of Michaels.

                  (1) Stock Certificate No.: _____________

                               Class of Stock: Common Stock

                               Number of Shares: ___________
                               Date acquired by Borrower: ______________
                               Manner of acquisition by Borrower:
                               Acquisition from _____________ in a [private]
                                       transaction
                               Nature of payment by Borrower:
                                       Transfer to __________ of ___________

                  (2) Stock Certificate No.: _______________

                               Class of Stock: Common Stock
                               Number of Shares: ___________
                               Date acquired by Borrower: ___________
                               Manner of acquisition by Borrower:
                                       Acquisition from ________ in a [private]
                                             transaction
                               Nature of payment by Borrower:

                                        Transfer to __________ of _____________

B.       Issuer:     Sterling Software, Inc., a Delaware corporation
                     ("Sterling")

                     The Pledged Shares issued by Sterling are quoted on the New York Stock Exchange (NYSE).

                     Borrower beneficially owns shares of securities of Sterling that in the aggregate exceed - percent of the issued and outstanding securities of Sterling.

                  (1)      Stock Certificate No.: ______________

                                  Class of Stock: Common Stock

                                  Number of Shares: ___________
                                  Date acquired by Borrower: ______________
                                  Manner of acquisition by Borrower:
                                  Acquisition from _________ in a [private]
                                            transaction
                                  Nature of payment by Borrower:
                                            Transfer to __________ of __________

                  (2)      Stock Certificate No.: ________________

                                  Class of Stock: Common Stock
                                  Number of Shares: ___________
                                  Date acquired by Borrower: ___________
                                  Manner of acquisition by Borrower: Acquisition
                                  from _________ in a [private]
                                            transaction
                                  Nature of payment by Borrower:
                                            Transfer to __________ of __________

===============================================================================


                            FORM OF FIRST AMENDMENT

                                       to

                                PLEDGE AGREEMENT

                                     among

                             ____________________,
                                as the Borrower


                                      and

                                 CITIBANK, N.A.


                          Effective as of May 5, 1995



===============================================================================

     THIS FIRST AMENDMENT TO PLEDGE AGREEMENT (the "First Amendment") dated as of May 5, 1995, is among __________________, a _________________________ (the
"Borrower"), acting through ________________ its _________________, and
CITIBANK, N.A., a national banking association (the "Bank").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Bank entered into that certain Credit Agreement dated as of December 16, 1994 (the "Credit Agreement") pursuant to which the Borrower and the Bank also entered into that certain Pledge Agreement dated as of December 16, 1994 (the "Pledge Agreement") pursuant to which the Bank agreed to made certain Advances to the Borrower; and

     WHEREAS, the Borrower has requested and the Bank has agreed to amend certain provisions of the Pledge Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Defined Terms.  All capitalized terms which are defined in the
                 -------------
Pledge Agreement or the Credit Agreement, but which are not defined in this First Amendment, shall have the same meanings as defined in the Pledge Agreement or the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Pledge Agreement.

     Section 2.  First Amendment Advance.  The Bank agrees, provided that the
                 -----------------------
additional conditions precedent hereto are satisfied, to make an initial Advance as defined in the Credit Agreement (the "First Amendment Advance").

     Section 3.  Amendments to the Pledge Agreement.
                 ----------------------------------

     3.1  Schedule I.  Schedule I to the Pledge Agreement is hereby deleted and
          ----------
          Schedule I hereto is inserted in lieu thereof.

     3.2  Section 1(a).  Section 1(a) of the Pledge Agreement is hereby amended
          ------------
     by inserting in the first line thereof after the phrase "Schedule I" and before the phrase "and the certificates" the following:

          "and any other shares delivered to the Bank pursuant hereto and any shares shown on the account of the Bank on the books of a clearing corporation and registered in the name of the clearing corporation, another clearing corporation, a custodian bank or a nominee of any of them".

     3.3  Section 3.  Section 3 of the Pledge Agreement is hereby amended by
          ---------
     inserting in at the end of the fourth line thereof after the phrase "in blank," and before the phrase "all in form" as such phrase appears in the fifth line thereof, the following:

          "or shall be shown on the account of the Bank on the books of a clearing corporation and registered in the name of the clearing corporation, another clearing corporation, a custodian bank or a nominee of any of them".

Section 4.     Additional Conditions Precedent to the Advance.
               ----------------------------------------------

     4.1  Conditions Precedent to the Advance.  The obligation of the Bank to
          -----------------------------------
     make the First Amendment Advance shall be subject to the following conditions precedent:

          (a) In addition to the conditions precedent as set forth in Article III of the Credit Agreement, the Borrower will execute and deliver the following items:

               (i) Federal Reserve Form U-1 relating to the pledged shares described on Schedule I hereto; and

               (ii) Undated stock powers relating to the pledged shares on
               Schedule I hereto executed in blank or registered in the name of the Bank or such nominee or nominees as the Bank shall specify.

          (b) The Borrower will deliver to the Bank the stock certificates evidencing the pledged shares (if certificated) as further described on Schedule I hereto, or otherwise cause perfection of the Bank's first and prior security interest in the pledged shares in the event that any of such pledged shares are uncertificated.

          (c) The Bank shall have received multiple counterparts, as requested, of this First Amendment, executed and delivered by a duly authorized representative of the Borrower.

          (d) No Event of Default as defined in the Credit Agreement shall have occurred and be continuing as of the date of this First Amendment.

     Section 5.     Representations and Warranties.  The Borrower hereby affirms
                    ------------------------------
that as of the date of execution and delivery of this First Amendment, except as affected by the transactions contemplated in this First Amendment, all of the representations and warranties contained in the Credit Agreement and the Pledge Agreement are true and correct in all material respects as though made on and as of the date hereof and no Event of Default shall have occurred and be continuing.

     Section 6.     Miscellaneous.
                    -------------

     6.1  Confirmation.  The provisions of the Pledge Agreement (as amended by
          ------------
     this First Amendment) shall remain in full force and effect in accordance with their terms following the effectiveness of this First Amendment.

     6.2  Ratification and Affirmation of Guarantors.  The Guarantor under the
          ------------------------------------------
     Credit Agreement hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms his obligations under the Guaranty Agreement, (iii) acknowledges, renews and extends his continued liability under said Guaranty Agreement and agrees that said Guaranty Agreement remains in full force and effect.

     6.3  Counterparts.  This First Amendment may be executed by one or more of
          ------------
     the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     6.4  No Oral Agreement.  THIS WRITTEN FIRST AMENDMENT AND THE OTHER
          -----------------
     DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     6.5  GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND
          -------------
     CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.



BORROWER:
                              -------------------------------------------------


                              By:
                                 ----------------------------------------------
                                               , its
                                 --------------      --------------------------


GUARANTOR:
                              -------------------------------------------------
                                               , individually
                              -----------------               -----------------

                                  Schedule I
                                       to
                      First Amendment to Pledge Agreement
                                     among
                          ______________, as Borrower,
                                      and
                                 Citibank, N.A.


A.   Issuer:  Sterling Software, Inc., a Delaware corporation ("Sterling")

               The Pledged Shares issued by Sterling are quoted on the New York Stock Exchange (NYSE) .

               Borrower beneficially owns shares of securities of Sterling that in the aggregate exceed ____ percent of the issued and outstanding securities of Sterling.

          (1) Stock Certificate No.: ________

                    Class of Stock:  Common Stock
                    Number of Shares:  ________
                    Date acquired by Borrower: _____________________ Manner of acquisition by Borrower:
                         _____________________________________
                    Nature of payment by Borrower:
                         Transfer to ________________ of __________________


B.   Issuer:  Michaels Stores, Inc., a Delaware corporation ("Michaels")

               The Pledged Shares issued by Michaels are quoted on the over-the-counter (NASDAQ).

               Borrower beneficially owns shares of securities of Michaels that in the aggregate exceed ____ percent of the issued and outstanding securities of Michaels.

          (1) Stock Certificate No.: __________

                    Class of Stock:  Common Stock

                    Number of Shares: __________
                    Date acquired by Borrower:   ____
                    Manner of acquisition by Borrower:
                    ______________________________
                    Nature of payment by Borrower:
                         Transfer to ________________ of __________________

          (2) Stock Certificate No.: __________

                    Class of Stock:  Common Stock
                    Number of Shares: __________
                    Date acquired by Borrower:  _____
                    Manner of acquisition by Borrower:
                    ______________________________________
                    Nature of payment by Borrower:
                         Transfer to ________________ of ____________________

================================================================================



                            FORM OF SECOND AMENDMENT

                                       to

                                PLEDGE AGREEMENT

                                     among

                             ______________________
                                as the Borrower


                                      and

                                 CITIBANK, N.A.


                       Effective as of September 30, 1996



================================================================================

     THIS SECOND AMENDMENT TO PLEDGE AGREEMENT (the "Second Amendment") dated as
                                                     ----------------
of September 30, 1996, is among ______________________, a ___________
________________ (the "Borrower"), acting through ______________________ its
                       --------
______________________, and CITIBANK, N.A., a national banking association (the "Bank").
 ----

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Borrower and the Bank entered into that certain Credit Agreement dated as of December 16, 1994 (the "Credit Agreement") pursuant to
                                              ----------------
which the Borrower and the Bank also entered into that certain Pledge Agreement dated as of December 16, 1994 as amended by the First Amendment to Pledge Agreement dated as of May 5, 1995 (the "Pledge Agreement") pursuant to which the
                                        ----------------
Bank agreed to made certain Advances to the Borrower; and

     WHEREAS, the Borrower has requested and the Bank has agreed to amend certain provisions of the Pledge Agreement and the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Defined Terms.  All capitalized terms which are defined in the
                 -------------
Pledge Agreement or the Credit Agreement, but which are not defined in this Second Amendment, shall have the same meanings as defined in the Pledge Agreement or the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to the Pledge Agreement.

     Section 2.  Amendments to the Pledge Agreement.  Schedule I.  Schedule I to
                 ----------------------------------
the Pledge Agreement is hereby deleted in its entirety and Schedule I hereto is inserted in lieu thereof.

     Section 3.  Representations and Warranties.  The Borrower hereby affirms
                 ------------------------------
that as of the date of execution and delivery of this Second Amendment, all of the representations and warranties contained in the Credit Agreement and the Pledge Agreement are true and correct in all material respects as though made on and as of the date hereof and no Event of Default shall have occurred and be continuing.

     Section 4.  Confirmation.  The provisions of the Pledge Agreement (as
                 ------------
amended by this Second Amendment) shall remain in full force and effect in accordance with their terms following the effectiveness of this Second Amendment.

     Section 5.  Ratification and Affirmation of Guarantors.  The Guarantor
                 ------------------------------------------
under the Credit Agreement hereby expressly (i) acknowledges the terms of this Second Amendment and the amendment of even date herewith to the Credit Agreement, (ii) ratifies and affirms his obligations under the Guaranty Agreement, (iii) acknowledges, renews and extends his continued liability under said Guaranty Agreement and agrees that said Guaranty Agreement remains in full force and effect.

     Section 6.  Counterparts.  This Second Amendment may be executed by one or
                 ------------
more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 7.  No Oral Agreement.  THIS WRITTEN SECOND AMENDMENT AND THE OTHER
                 -----------------
DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 8.5  GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY,
                  -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.



BORROWER:
                              -------------------------------------------------


                              By:
                                 ----------------------------------------------
                                                           , Its
                                 --------------------------      --------------



GUARANTOR:                    By:
                                 ----------------------------------------------
                                                                 , individually
                                 --------------------------------



WITNESS:                      By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------

                                   Schedule I
                                       to
                              the Pledge Agreement
                                    between
                            __________, as Borrower,
                                      and
                                 Citibank, N.A.


A.   Issuer:  Sterling Software, Inc., a Delaware corporation

          (1) Stock Certificate No.: _________

                    Class of Stock:  Common Stock
                    Number of Shares:  _______
                    Date acquired by Borrower:  _________
                    Manner of acquisition by Borrower:
                    _____________________________________

B.   Issuer:  Sterling Commerce, Inc., a Delaware corporation

          (1) Stock Certificate No.: _________

                    Class of Stock:  Common Stock
                    Number of Shares:  _______
                    Date acquired by Borrower:  _________
                    Manner of acquisition by Borrower:
                    _____________________________________

C.   Issuer:  Michaels Stores, Inc., a Delaware corporation

          (1) Stock Certificate No.: __________

                    Class of Stock:  Common Stock
                    Number of Shares:  _______
                    Date acquired by Borrower:   ________
                    Manner of acquisition by Borrower:
                    _____________________________________

          (2) Stock Certificate No.: _________

                    Class of Stock:  Common Stock
                    Number of Shares: _________
                    Date acquired by Borrower:  _____
                    Manner of acquisition by Borrower:
                    _____________________________________

          (3) Stock Certificate No.: _________

                    Class of Stock:  Common Stock
                    Number of Shares: _________
                    Date acquired by Borrower:  _____
                    Manner of acquisition by Borrower:
                    ______________________________________




                                       5